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                                                                    Exhibit 12.1

                    RATIO OF EARNINGS TO FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS
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                                                                                                                       Three Months
                                                                             Year-Ended July 31,                           Ended
                                                           --------------------------------------------------------     October 31,
                                                           1995        1996         1997          1998         1999        1999
                                                           ----        ----         ----          ----         ----        ----
Consolidated ratio of :

Earnings (loss)  Add:  pre-tax income (loss) from
                       continuing operations              5,824       33,174      (12,800)      58,819       749,245      (158,147)
                       before adjustment for minority
                       interest in consolidated
                       subsidiaries                         (14)      (2,169)      (4,787)          28        (2,331)      (23,288)
                       or income or loss from equity
                       investees                            306        2,915        5,556       12,871        15,737         1,796

                  +    fixed charges (interest
                       expensed or capitalized,              23           59        1,619        3,296         4,371         5,700
                       amortized premiums, discounts
                       and capitalized expenses
                       related to indebtedness,               -            -           15           20            20             5
                       an estimate of the interest
                       within rental expenses               348          561        1,843        3,485         5,428         2,359
                       preference security dividend
                       requirements of consolidated
                       subsidiaries)                          -            -            -            -           304             -

                  +    amortization of capitalized
                       interest                               -            -            -            -             -             -

                  +    distributed income of equity
                       investees                              -            -            -            -             -             -

                  +    share of pre-tax losses of
                       equity investees for which
                       charges arising from                   -            -            -            -             -             -
                       guarantees are included in
                       fixed charges

            Subtract:  interest capitalized                   -            -            -            -             -             -

                  -    preference security dividend
                       requirements of consolidated
                       subsidiaries                           -            -            -            -           304             -

                  -    minority interest in pre-tax
                       income of subsidiaries that
                       have not incurred fixed
                       charges                                -            -            -            -             -             -
                                                         ------      -------     --------      -------      --------     ---------

         Total earnings (loss):                           6,487       34,540       (8,554)      78,519       773,078      (171,575)
to
Fixed Charges          interest expensed or
                       capitalized,                          23           59        1,619        3,296         4,371         5,700
                       amortized premiums, discounts
                       and capitalized expenses
                       related to indebtedness,               -            -          106            -             -             -
                       an estimate of the interest
                       within rental expenses               348          561        1,843        3,485         5,428         2,359
                       preference security dividend
                       requirements of consolidated
                       subsidiaries                           -            -            -            -           304             -
                                                         ------      -------     --------      -------      --------     ---------

       Fixed Charges:                                       371          620        3,568        6,781        10,103         8,059

       Fixed Charges plus                                   371          620        3,568        6,781        10,103         8,059
       Preferred Stock dividends                              -            -            -            -         1,662         2,235
                                                         ------      -------     --------      -------      --------     ---------
       Combined fixed charges and preferred stock
        dividends:                                          371          620        3,568        6,781        11,765        10,294
                                                         ------      -------     --------      -------      --------     ---------
1) Consolidated ratio of earnings to fixed charges        17.50        55.71          N/A        11.58         76.52           N/A
                                                         ------      -------     --------      -------      --------     ---------
2) Deficiency of consolidated earnings to cover
   fixed charges                                            N/A          N/A      (12,122)         N/A           N/A      (179,634)
                                                         ------      -------     --------      -------      --------     ---------
3) Consolidated ratio of earnings to combined fixed
   charges and preferred stock dividends                  17.50        55.71          N/A        11.58         65.71           N/A
                                                         ------      -------     --------      -------      --------     ---------
4) Deficiency of consolidated earnings to cover
   combined fixed charges and preferred stock
   dividends                                                N/A          N/A      (12,122)         N/A           N/A      (181,869)
                                                         ------      -------     --------      -------      --------     ---------
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* Excludes beneficial conversion feature of Series C Preferred Stock of $2.7 million for the quarter ended October 31, 1999, as this amount does not represent a claim on cash of the company.